CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our reports dated October 10, 2017 on the financial statements of NuWave Equity Enhanced Fund LP as of and for the years ended December 31, 2015 and 2016 on Form N-1A of Rational NuWave Enhanced Market Opportunity Fund.

Hunt Valley, Maryland

February 15, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our reports dated October 26, 2017 on the financial statements of NuWave Large Cap Active Alpha Master Fund Ltd. and NuWave Large Cap Active Alpha LP as of and for the years ended December 31, 2015 and 2016, respectively, on Form N-1A of Rational NuWave Enhanced Market Opportunity Fund.

Hunt Valley, Maryland

February 15, 2018